Andrew A. Kling
(312) 258-5551
akling@schiffhardin.com

                                                                     EXHIBIT 5.1


                                  July 14, 1999




Newell Rubbermaid Inc.
29 East Stephenson Street
Freeport, IL  61032-0943

               RE:  NEWELL RUBBERMAID INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Newell Rubbermaid Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to $795,000,000 of (i) the Company's unsecured, senior and subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series ("Debt Securities"); (ii) preferred stock of the Company in one or more series ("Preferred Stock"); and (iii) common stock, par value $1.00 per share ("Common Stock" and collectively with the Debt Securities and the Preferred Stock, the "Securities"), of the Company and related rights to purchase Common Stock of the Company (including $29,500,000 of such securities previously registered under the Company's registration on Form S-3 (File No. 33-66425).

         The senior Debt Securities are to be issued under an indenture, dated as of November 1, 1995, between the Company and The Chase Manhattan Bank, as trustee, as filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated May 3, 1996 (the "Senior Debt Indenture"). The subordinated Debt Securities are to be issued under an indenture, dated November 1, 1995, between the Company and The Chase Manhattan Bank, as trustee, in the form filed as
Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No. 33-64225) (the "Subordinated Debt Indenture"). Each such indenture is referred to as an "Indenture" and, together, as the "Indentures."

         The Securities may be offered and sold pursuant to one or more underwriting or distribution agreements (each, together with any related schedule of terms, an "Underwriting Agreement") between the Company and the underwriters or agents named therein, or as otherwise provided pursuant to the Registration Statement.

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Newell Rubbermaid Inc.
July 14, 1999
Page 2

         In this regard, we have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) the Registration Statement will have become effective under the Act and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a Prospectus Supplement (a "Prospectus Supplement") relating to the Securities to be offered and sold as contemplated by the Registration Statement will be prepared, delivered and filed as contemplated by the Act,
(iii) the Senior Debt Indenture represents the valid and binding obligation of the trustee thereunder, (iv) the Subordinated Debt Indenture will be executed and delivered in substantially the form filed as an exhibit to the Registration Statement and will represent a valid and binding obligation of the trustee thereunder, (v) each Underwriting Agreement, as applicable, will be executed and delivered in substantially the respective form filed as an exhibit to the Registration Statement, and (vi) each Underwriting Agreement will be authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except that a claim in respect of any Debt Securities denominated other than in United States dollars may be converted into United States dollars at a rate of exchange prevailing at a date determined by applicable law and enforcement thereof may be further limited by governmental authority to limit, delay or prohibit the making of payments in a foreign currency or currency unit or payment outside the United States), at such time as: (a) the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the applicable Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been set forth, or determined in the manner provided, in an officers' certificate or established in a supplemental indenture in accordance with the requirements of the applicable Indenture; and (b) the issuance and sale of such Debt Securities shall have been duly authorized by the Board of Directors, and such Debt Securities shall have been duly executed, authenticated, issued, registered (if applicable) and delivered pursuant to the provisions of the applicable Indenture and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the agreed consideration therefor.

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Newell Rubbermaid Inc.
July 14, 1999
Page 3

         3. At such time as: (a) the Board of Directors shall have established by resolution a series in which Preferred Stock is to be issued and the terms of such Preferred Stock in accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, and a Certificate of Designations to the Company's Restated Certificate of Incorporation setting forth such terms shall have been filed with the Secretary of State of Delaware; and (b) such Preferred Stock is issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable.

         4. When duly issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable and the related rights to purchase Common Stock, will be entitled to the benefits of the amended Rights Agreement incorporated by reference as an exhibit to the Registration Statement.

         The opinions expressed above are limited to the laws of the State of Illinois and Delaware and the federal laws of the United States, and no opinion is expressed with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statement.

                                          Very truly yours,

                                          SCHIFF HARDIN & WAITE



                                          By:   /s/ Andrew A. Kling
                                                ----------------------------
                                                Andrew A. Kling